FIRST CHARTER CORPORATION
                1999 EMPLOYEE STOCK PURCHASE PLAN

     First Charter Corporation (the "Corporation") desires to implement the 1999 Employee Stock Purchase Plan (the "Plan") for the purpose of granting Eligible Employees of the Corporation and its Subsidiaries the opportunity to purchase Common Stock of the Corporation from time to time.

     NOW, THEREFORE, the Corporation hereby establishes the Plan, the terms of which are as follows:

1.   Purpose.

     The purpose of this Plan is to give Eligible Employees of the Corporation and its Subsidiaries an opportunity to acquire shares of the Corporation's Common Stock in order to increase their proprietary interest in the Corporation's success, to encourage them to remain in the employ of the Corporation, and to continue to promote the Corporation's best interests and enhance its long-term performance.

2.   Definitions.

     Wherever used herein, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

     (a) "Available Shares" means the aggregate number of shares of Common Stock which may be purchased by Eligible Employees under the Plan, as described in Section 5 hereof.

     (b) "Board" means the Board of Directors of the Corporation.

     (c) "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

     (d) "Committee" means the Compensation Committee of the Board. To the extent that the Board deems necessary or as may be required from time to time under Section 16 of the Exchange Act, the Committee shall be composed solely of two or more "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act or such other persons as shall be required pursuant to the Section 16 rules in effect from time to time.

     (e) "Common Stock" means authorized but unissued shares of the common stock, no par value, of the Corporation.

     (f) "Compensation" means an Eligible Employee's regular fixed basic annual compensation at the rate in effect on the applicable Offering Date, but excludes any bonus, overtime payment, sales commission or contributions to any employee benefit plan, including pre-tax contributions to any medical or retirement plans qualified under Section 125 or Section 401(k) of the Code.

     (g)  "Corporation" means First Charter Corporation, a North
Carolina corporation.

     (h)  "Elected Shares" means the number of shares of Common
Stock which an Eligible Employee elects to purchase during an applicable Offering Period, as described in Section 3(d) hereof.

     (i) "Eligible Employee" means, with respect to any Offering Date, any individual who on such Offering Date is employed by the Corporation or a Subsidiary on a regular full-time basis. A person shall be considered employed on a regular full-time basis if he or she is customarily employed by the Corporation or a Subsidiary at least twenty (20) hours per week and is customarily employed for more than five (5) months per calendar year.
"Eligible Employee" shall not include any person who would own, immediately after an Option is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary.
For purposes of determining stock ownership of an employee under the preceding sentence, the rules of Section 424(d) of the Code and
Section 1.423-2(d) of the Treasury Regulations thereunder shall apply, and Common Stock that the employee may purchase under any outstanding options shall be treated as owned by the employee.

     (j)  "Exchange Act" means the Securities Exchange Act of
1934, as now in effect or as hereafter amended.

     (k) "Exercise Date" means, with respect to an Option and related Offering Period, the last business day of such Offering
Period.

     (l) "Fair Market Value" of the Common Stock as of any date means, for so long as shares of the Common Stock are listed on a national securities exchange or reported on the Nasdaq Stock Market as a National Market security, the closing price of a share of Common Stock; or if no sales prices are quoted for such date, or if the Common Stock is not listed on a national securities exchange or reported on the Nasdaq Stock Market as a National Market security, "fair market value" shall mean the average of the closing bid and asked prices for a share of Common Stock in the over-the-counter market as reported by the Nasdaq Stock Market. If the Common Stock is not quoted in the over-the-counter market, "fair market value" shall be the fair value thereof determined in good faith by the Board. In making such determination, the Board shall consider the financial condition of the Corporation and its recent operating results, values of publicly-traded securities of other financial institutions giving effect to the relative book values and earnings of such institutions and the lack of liquidity of the Corporation's shares, and such other factors as the Board in its discretion deems relevant. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an Option shall be inconsistent with Section 423 of the Code or regulations thereunder.

     (m) "Offering Date" means a date determined by the Committee on which Options are to be granted hereunder to Eligible Employees as of such date. The Committee may determine one or more Offering Dates from time to time under the Plan.

     (n) "Offering Period" means, with respect to Options granted on any Offering Date, the term of such Options, which shall be a period of time determined by the Committee at the time the Offering Date is determined and which shall commence on such Offering Date and shall end not less than three (3) months nor more than twenty-four (24) months thereafter.

     (o) "Option" means an option granted hereunder on an Offering Date that will entitle an Eligible Employee to purchase shares of Common Stock in the manner described herein.

     (p) "Option Price" means, with respect to Options granted on any Offering date, the exercise price per share of Common Stock determined by the Committee at the time the Offering Date is determined and which shall be a price not less than 85% of the Fair Market Value of the Common Stock on such Offering Date.

     (q)  "Plan" means the First Charter Corporation 1999
Employee Stock Purchase Plan as set forth herein, as hereafter amended from time to time.

     (r) "Purchase Account" means the book entry account maintained by the Corporation to record the amounts withheld from each Eligible Employee's payroll for the purchase of Common Stock as described in Section 4(b).

     (s) "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

     (t) "Subsidiary" or "Subsidiaries" means any corporation or corporations meeting the requirements of Section 424(f) of the Code and which the Board designates as a participant in the Plan.

3.   Basis of Participation and Granting of Options; Elected
     Shares.

     (a) Subject to the express provisions of this Plan, on any Offering Date, each Eligible Employee as of such Offering Date shall be granted an Option hereunder that will entitle such Eligible Employee to purchase on the Exercise Date of such Offering Period, at the Option Price per share applicable to such Option, up to the largest whole number of shares of Common Stock obtained by dividing the Eligible Employee's Compensation by One Hundred Dollars ($100.00) or such other amount as shall be determined by the Committee at the time the Offering Date is determined. The resulting number shall be the maximum number of shares which an Eligible Employee may designate as Elected Shares in an Offering Period pursuant to Section 3(d) hereof, subject to the limitations contained in Sections 3(b), 4(b), 5 and 13(b) hereof.



     (b) Notwithstanding any provision of this Plan to the contrary, if the number of shares of Common Stock for which Options are granted pursuant to Section 3(a) hereof exceeds the remaining Available Shares on any Offering Date, then the Options granted on such Offering Date to all Eligible Employees shall, in a nondiscriminatory manner which shall be consistent with Section 13(c) hereof, be reduced in proportion to their respective amounts of Compensation; provided, however, that if such an adjustment would result in the grant of any Option to purchase less than one whole share of Common Stock, then in such event no Options shall be granted hereunder on such Offering Date.

     (c) Each Option under the Plan shall be granted on the condition that (i) a registration statement under the Securities Act with respect to the Common Stock subject to such Option has become effective and (ii) a copy of the Prospectus has been delivered to the Eligible Employee.

     (d) With respect to each Offering Date hereunder, the Corporation shall notify each Eligible Employee as of such Offering Date of the grant of Options on such date, including the maximum number of shares that may be designated as Elected Shares by such Eligible Employee as determined in accordance with
Section 3(a) hereof, the Offering Period and Exercise Date with respect to, and the Option Price and the other terms of, such Options. Following such notification, each Eligible Employee shall notify the Corporation, on such forms as shall be provided by the Corporation and within seven (7) days following actual receipt by the Eligible Employee of such forms, of the number of Elected Shares that the Eligible Employee wishes to have the right to purchase on the applicable Exercise Date with respect to such Option. An Eligible Employee may not purchase more than his or her Elected Shares on the Exercise Date with respect to an Option.

4.   Purchase Account.

     (a) Except as expressly provided otherwise herein, payment for Common Stock to be purchased upon exercise of an Option shall be made only by payroll deduction over the designated Offering
Period.

     (b) Each Eligible Employee who, pursuant to Section 3(d) hereof, elects the right to purchase shares under an Option shall authorize the Corporation and its Subsidiaries to withhold from the Eligible Employee's after-tax Compensation, beginning as soon as practicable following the making of such election and continuing throughout the duration of the Offering Period unless terminated sooner under Section 7 hereof, amounts sufficient to accumulate over such Offering Period (with allowances for interest as provided for herein) the aggregate purchase price of the Eligible Employee's Elected Shares. All withheld amounts may be used by the Corporation for general corporate purposes, but the Corporation shall maintain a record of the amounts so withheld in the Eligible Employee's Purchase Account. Such amounts so credited to the Purchase Account shall be applied toward the purchase of Common Stock on the Exercise Date or shall be returned to the Eligible Employee or his or her beneficiary, as expressly provided in this Plan.

     (c) Subject to the provisions of Section 4(d) hereof, the Corporation shall credit to an Eligible Employee's Purchase Account simple interest, based on the First Charter National Bank Prime Rate in effect from time to time and computed on a 365-day basis, on the amount of after-tax Compensation credited to the Eligible Employee's Purchase Account from time to time. Such interest shall be credited at least once in each Offering Period but no less than annually, on such date or dates determined by the Committee. The Eligible Employee is responsible for all income taxes associated with the interest credited to the Eligible Employee's Purchase Account.

     (d) In the event that under any provision hereof an Eligible Employee's Purchase Account is to be closed and all or any portion of the amount then credited to such Purchase Account is not applied to the purchase of all or any part of such Eligible Employee's Elected Shares, then such balance shall be paid to the Eligible Employee or his or her estate or beneficiary, as applicable, within thirty (30) days following the date that the right to such payment accrues and shall include interest credited up to such date. Upon the closing of the Purchase Account, no additional interest shall accrue, and any interest accrued but not credited will be forfeited.

5.   Maximum Limitations; Available Shares.

     The maximum number of Available Shares that may be issued pursuant to the exercise of Options under the Plan shall be 300,000, subject to adjustment pursuant to Section 10 hereof. In the event that any Option previously granted expires or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock not purchased pursuant to such Option shall not reduce the Available Shares as set forth above and shall again be available for the granting of Options hereunder.

6.   Administration.

     The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, correct any defect or omission or reconcile any inconsistency in the Plan, determine the terms and provisions of the Options granted hereunder, determine the Offering Dates, Offering Periods, Option Prices and Exercise Dates (except as otherwise limited herein) and make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters regarding the Plan shall be conclusive. The Committee and any member thereof shall only be liable for any action taken or determination made in bad faith.

7.   Terms of Options.

     (a)  Each Option shall expire upon the earlier to occur of
(i) the Exercise Date with respect to such Option, (ii) except as set forth in Section 7(b) hereof, the date that the employment of the Eligible Employee with the Corporation and its Subsidiaries terminates (as determined by the Committee), or (iii) the termination of the Option by the Eligible Employee pursuant to
Section 7(c) hereof. Upon the expiration or termination of an Option hereunder, all amounts then credited to the Eligible Employee's Purchase Account, including interest, shall be paid to the Eligible Employee and the Eligible Employee's Purchase Account shall be closed in accordance with then provisions of
Section 4(d) hereof. Upon the closing of the Purchase Account, all rights and privileges hereunder of the Eligible Employee with respect to such Option shall be terminated. Any such termination of an Option shall not affect the right of an individual to be granted an Option on any other Offering Date determined hereunder, if such individual is an Eligible Employee as of any such date.

     (b) If during the term of an Option an Eligible Employee's employment with the Corporation and its Subsidiaries terminates due to retirement with the consent of the Corporation, the Eligible Employee shall have the right, within thirty (30) days thereafter but not later than five (5) business days prior to the Exercise Date, to exercise such Option to purchase all or any part of the Eligible Employee's Elected Shares. If during the term of an Option the Eligible Employee shall become medically disabled or shall die while in the employment of the Corporation or any Subsidiary of the Corporation, the Eligible Employee's estate, personal representative or beneficiary shall have the right, within twelve (12) months from the date of the Eligible Employee's medical disability or death but not later than five
(5) business days prior to the Exercise Date, to exercise such Option to purchase all or any part of the Eligible Employee's Elected Shares. Options exercised pursuant to the terms of this
Section 7(b) may be exercised (during the specified times) as to all or any part of the Elected Shares by written notice delivered in the manner set forth in Section 14(i) hereof and by tendering with such notice payment of any or all funds, including amounts credited to said Eligible Employee's Purchase Account and such other amounts as may be necessary to aggregate the required purchase price. Such Option shall be deemed exercised as of the date such notice is delivered; provided, however, that if such notice is delivered less than ten (10) business days prior to the Exercise Date with respect to such Option, such Option shall be deemed exercised as of such Exercise Date. Failure to deliver such notice and payment within the time provided shall be deemed an election not to exercise the Option, upon which the Option shall terminate and the Eligible Employee's Purchase Account shall be closed, as set forth in Section 7(a) hereof.

     Retirement of an Eligible Employee at the Eligible Employee's Normal Retirement Date in accordance with the provisions of any retirement plan adopted by the Corporation or by any Subsidiary shall be deemed to be a retirement with the consent of the Corporation. Whether any other termination of employment (either at any optional retirement date in accordance with the provision of any such retirement plan or otherwise) is to be considered retirement with the consent of the Corporation, and whether authorized leaves of absence or absences on military or government service or for other reasons shall constitute a termination of employment for the purposes of the Plan, shall be determined by the Committee, the determination of which shall be final and conclusive. Employment by the Corporation or any Subsidiary shall be deemed to be continuous and not to terminate during any uninterrupted period in which any employee is in the employment of the Corporation or any Subsidiary, but only if and so long, in the case of employment by a Subsidiary, as employment by such Subsidiary will, under the applicable provisions of the Code as then in effect, result in the same tax treatment as would be accorded if such Eligible Employee were an employee of the Corporation.

     (c) An Eligible Employee may at any time at least five (5) business days prior to the Exercise Date with respect to an Option (or such other date as may be selected by the Committee) terminate such Option in its entirety by written notice of such termination delivered in the manner set forth in Section 14(i) hereof. Such termination shall become effective as of the date such notice is received by the Corporation; provided, however, that if such notice is received within ten (10) business days prior to the Exercise Date with respect to such Option, such termination shall be deemed effective as of such Exercise Date. Upon such termination of the Option, the Eligible Employee's Purchase Account shall be closed, as set forth in
Section 7(a) hereof.

8.   Exercise of Options and Payment for Common Stock.

     Except as provided otherwise in Section 7(b) or Section 11 hereof, each Option may be exercised only on the Exercise Date at the end of the Offering Period for such Option and may be exercised only with respect to an Eligible Employee's Elected
Shares. At least five (5) business days prior to the Exercise Date with respect to an Option, an Eligible Employee shall, on such forms as shall be provided by the Corporation, notify the Corporation of the Eligible Employee's election either to: (i) exercise such Option to purchase all or any part of the Elected Shares or, in lieu thereof, (ii) decline to so exercise such Option, which election, in either event, shall be effective as of said Exercise Date. In the event the Eligible Employee elects to exercise such Option with respect to all or a portion of his or her Elected Shares, the Eligible Employee shall tender to the Corporation all amounts then credited to the Eligible Employee's Purchase Account, including interest, along with such other amounts as may be necessary to purchase such Elected Shares. Any excess of amounts so tendered over the required purchase price shall be paid to the Eligible Employee and the Purchase Account shall be closed, in accordance with the provisions of Section 4(d) hereof. In the event the Eligible Employee declines to so exercise the Option with respect to his or her Elected Shares, all amounts then credited to the Eligible Employee's Purchase Account, including interest, shall be paid to the Eligible Employee and the Purchase
Account closed, in accordance with the provisions of Section 4(d) hereof. Should the Eligible Employee fail to deliver the notification form referred to in this Section 8, such failure shall be deemed an election by said Eligible Employee to decline to exercise the Option with respect to all Elected Shares.

9.   Transferability and Designation of Beneficiary.

     (a) No Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein, shall be null and void and without effect. An Option may be exercised only by the Eligible Employee during his or her lifetime, or pursuant to Section 7(b) hereof, by such Eligible Employee's beneficiary (as described in Section 9(b) hereof), estate or the person who acquires the right to exercise such Option upon such Eligible Employee's death by bequest or inheritance.

     (b) Each Eligible Employee may file a written designation of beneficiary who is to receive any stock or cash in the event that such Eligible Employee dies after the end of an Offering Period but before the issuance of the shares or dies during an Offering Period but before the applicable Exercise Date.

10.  Adjustment Provisions.

     The aggregate number of shares of Common Stock with respect to which Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Option, and the Option Price per share of each outstanding Option shall be appropriately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Corporation. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion.

11.  Merger and Consolidation; Dissolution.

     After (i) the merger of one or more corporations into the Corporation or any Subsidiary, (ii) any merger of the Corporation or any Subsidiary into another corporation, (iii) any consolidation of the Corporation or any Subsidiary and one or more other corporations, or (iv) any other corporate reorganization of any form involving the Corporation or any Subsidiary as a party thereto, which such event involves any exchange, conversion, adjustment or other modification of the outstanding shares of the Common Stock, each holder of an Option at the time of such corporate reorganization shall be entitled to receive, at no additional cost, upon any exercise of such Eligible Employee's Option and in lieu of the number of Elected Shares as to which such Option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such Eligible Employee would have been entitled pursuant to the terms of the agreement of merger or reorganization if at the time of such merger or reorganization such Eligible Employee had been a holder of record of a number of shares of Common Stock equal to the number of Elected Shares with respect to which such Option shall then be so exercised. Comparable rights shall accrue to a holder of an Option in the event of successive mergers or consolidations of the character described above. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion.

     In the event of (i) the adoption of a plan of merger, consolidation, share exchange or similar transaction of the Corporation with any other corporation or association as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the Board of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) by the Corporation of a majority of the stock of a significant Subsidiary of the Corporation or substantially all of the assets of the Corporation or of a significant Subsidiary of the Corporation; (iii) the acquisition of more than 20% of the Corporation's voting capital stock by any person within the meaning of Section 13(d)(3) of the Exchange Act, other than a person, or group including a person, who beneficially owned, as of the date of approval of this Plan by the Corporation's shareholders, more than 5% of the Corporation's securities, in the absence of a prior expression of approval of the Board; (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (v) any other change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act or the acquisition of control, within the meaning of Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended, or Section 602 of the Change in Bank Control Act of 1978, of the Corporation by any person, company or other entity, then any Option granted hereunder shall become immediately exercisable as to the Eligible Employee's Elected Shares, subject to any appropriate adjustments in the number of such Elected Shares and the Option Price thereof, and shall remain exercisable through the applicable Exercise Date, subject to all of the terms of this Plan not inconsistent with this Section 11.

     Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Corporation each Option granted under the Plan shall terminate, but the Eligible Employee shall have the right, following the adoption of a plan of dissolution or liquidation and in any event prior to such dissolution or liquidation, to exercise his or her Option to purchase his or her Elected Shares, subject to all of the other terms of this Plan not inconsistent with this Section 11.

12.  Conditions Subsequent to Effective Date.

     The Plan is subject to the approval of the Plan in accordance with applicable law by the shareholders of the Corporation within twelve (12) months before or after the date of adoption of the Plan by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

13. Limitation on Options. Notwithstanding any other provisions of the Plan to the contrary:

     (a) The Corporation intends that Options granted and Common Stock issued under the Plan shall be treated for all purposes as granted and issued under an employee stock purchase plan within the meaning of Section 423 of the Code and the Treasury Regulations issued thereunder and that the Plan shall satisfy the requirements of Rule 16b-3 of the Exchange Act. Any provisions required to be included in the Plan under Section 423 of the Code and the Treasury Regulations issued thereunder or under the Exchange Act are hereby included as fully as though set forth in the Plan at length.

     (b) No Eligible Employee shall be granted an Option under the Plan which would permit such Eligible Employee to purchase, in any single calendar year, under this Plan or any other employee stock purchase plans (as defined in Section 423 of the Code) of the Corporation and any parent or Subsidiary of the Corporation, a number of shares of Common Stock that has an aggregate Fair Market Value (determined in each case as of the date of the grant of such option) in excess of $25,000. Any Option granted under the Plan that would otherwise be in violation of this Section 13(b) shall be deemed to be modified to the extent necessary to satisfy the requirements hereof. This
Section 13(b) shall not limit the amount of Common Stock that an Eligible Employee may purchase under any other stock option or stock bonus plan.

     (c) All Eligible Employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock that may be purchased under Options granted pursuant to Section 3 hereof shall bear a uniform relationship to the compensation of Eligible Employees. All rules and determinations of the Committee in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances and shall be consistent with Section 423 of the Code or regulations thereunder

     (d)  The Plan shall terminate when there are no Available
Shares remaining hereunder or upon earlier termination as provided in Section 14(c) hereof.

14.  Miscellaneous.

     (a) Legal and Other Requirements. The obligations of the Corporation to sell and deliver Common Stock under the Plan shall be subject to all applicable foreign or domestic laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act and the requirements of any stock exchange or securities association upon which the shares of Common Stock may be included if deemed necessary or appropriate by the Corporation. Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate.

     (b) No Obligation To Exercise Options. The granting of an Option shall impose no obligation upon an Eligible Employee to purchase any shares covered by such Option unless such Eligible Employee affirmatively elects to purchase Common Stock as described in Section 8 hereof.

     (c) Termination and Amendment of Plan. The Board, without further action on the part of the shareholders of the Corporation, may from time to time alter, amend, suspend or discontinue the Plan or any Option granted hereunder or may at any time terminate the Plan, except that the Board may not (except to the extent provided in Section 10 or Section 11 hereof): (i) increase the total number of Available Shares to more than 300,000; (ii) increase the Offering Period of any Option; (iii) decrease the minimum Option Price; (iv) change the class of Eligible Employees; or (v) effect any other change inconsistent with Section 423 of the Code or regulations issued thereunder. No action taken by the Board under this subsection
Section 14(c) may materially and adversely affect any outstanding Option without the consent of the holder thereof.

     (d) Application of Funds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of Options will be used for general corporate purposes.

     (e) Withholding Taxes. Upon the exercise of any Option under the Plan, the Committee shall have the right to require the Eligible Employee to remit to the Corporation an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock.

     (f) Right To Terminate Employment. Nothing in the Plan or in any Option or any agreement entered into pursuant to the Plan shall confer upon any Eligible Employee the right to continue in the employment of the Corporation or any Subsidiary or shall affect in any way any right that the Corporation or any Subsidiary, as the case may be, may have to terminate the employment of such Eligible Employee.

     (g) Rights as a Shareholder. No Eligible Employee shall have any right as a shareholder with respect to shares purchased pursuant to the Options granted hereunder until full payment has been made for such shares and until certificates for such shares are actually issued to such Eligible Employee. No adjustment will be made for dividends or other rights for which the record date occurs prior to the date of such issuance.

     (h) Gender and Headings. Throughout the Plan, whenever the context requires or permits, the masculine gender shall include the feminine and vise versa. The headings to the sections of the Plan are for convenience only and shall not limit, modify, define or expand express provisions of the Plan.

     (i) Notices. Every direction, revocation or notice authorized or required by the Plan shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. Mail, first class postage prepaid, addressed as follows:
Chief Financial Officer, First Charter Corporation, Post Office Box 228, Concord, North Carolina 28026-0228, or at such other address as the Corporation, by notice to the Eligible Employee, may designate in writing from time to time; and to the Eligible Employee, at the address shown on the records of the Corporation, or at such other address as the Eligible Employee, by notice to the Corporation, may designate in writing from time to time.

     (j) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of the state of North Carolina, to the extent not inconsistent with Section 423 of the Code and regulations thereunder.

     (k) Elimination of Fractional Shares. If under any provision of the Plan which requires a computation or adjustment of the number of shares of Common Stock subject to an Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

     (l) Rights of Corporation. The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or transfer all or any part of the business or assets.

15.  Effectiveness of the Plan:

     The Plan shall become effective only if:

     (a)  The Plan shall have been adopted by the Board; and

     (b) The Plan shall have been approved by the affirmative vote of at least a majority of the votes cast with respect to approval of the Plan at the shareholders' meeting at which the Plan is considered.